MercadoLibre, Inc. First Quarter 2024 Letter to Shareholders Q1’24 Results > May 2nd, 2024

To our Shareholders Q1’24 Results As we kick-off our 25th anniversary year, we are as optimistic as ever about the growth potential of Mercado Libre. As Latin America's largest ecommerce and fintech platform, we believe that we are uniquely placed to capitalize on the structural shifts that are transforming the region's commerce and financial services markets. Over the last few years we have shown our ability to scale the business to fully take advantage of these opportunities, whilst delivering continued profitability. Q1'24 is an example of our continued success on this front, with revenue of $4.3bn growing strongly in both Commerce and Fintech, and net income up 71% YoY to $344mn, driven by excellent results in Brazil and Mexico. Net revenues and financial income of $4.3 billion, up 36% year-over-year and 94% on an FX neutral basis Income from operations of $528 million, with a 12.2% margin Net income of $344 million, with a 7.9% margin $40.7 billion Total Payment Volume, up 35% year-over-year and 86% on an FX neutral basis $11.4 billion Gross Merchandise Volume, up 20% year-over-year and 71% on an FX neutral basis ͏MONTEVIDEO, Uruguay; May 2nd, 2024 -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce and technology company, today reported financial results for the quarter ended March 31, 2024. 1 Commerce Our strong performance in Q1'24 demonstrates the sustainability of growth in our Commerce operations. FX- neutral GMV growth remained strong in Brazil (30% YoY) and Mexico (30% YoY), led by items sold growth of 32% YoY and 28% YoY, respectively. This was despite high comps and Easter falling in Q1 this year (versus Q2 last year). Through our consistent investment in technology over many years, we have developed a world class user experience and a leading e-commerce value proposition, which continues to strengthen. This has resulted in competitive NPS metrics reaching record levels across countries in Q1'24, higher conversion rates across all of our sites, and unique active buyers growing 25% YoY in Mexico and 18% YoY in Brazil. We have also seen record levels of retention after six, nine and twelve months from our 2023 cohorts. This indicates how we have positioned Mercado Libre as the leader in facilitating the shift of offline spending online, which should drive long-term growth. Our initiatives to improve selection are also driving growth across verticals, particularly Fashion, Consumer Electronics and Supermarket. Our on-platform payments initiatives are also bearing fruit, with "split payments" (the ability to use two forms of payment together) launched in Q1'24 in Brazil and Mexico, and the penetration of Mercado Pago payment methods rising consistently. We continue to see good traction with MELI+, our loyalty program. Users who enroll in the program increase their spending and buying frequency and shop across more categories than prior to enrollment. Engagement with MELI Delivery Day has exceeded our expectations, which shows we have succeeded in creating a compelling shipping benefit for the loyalty scheme, which is helping us to have a more competitive offer in low ASP ranges whilst maintaining discipline in our P&L. We are optimistic about the impact of MELI+ on future growth and retention as the user base continues to scale. Our focus on operational excellence in our shipping network resulted in late deliveries reaching record lows, whilst the average speed of our delivery promises is close to record highs in Q1'24, despite initiatives like MELI Delivery Day reducing average speed. This was helped by an increase in fulfillment penetration of almost 8ppts YoY, which means we surpassed the 50% mark for the first time in Q1'24, reaching an average of 52%. We have been able to keep the cost per package of fulfilled orders broadly stable YoY, with the gap against other delivery types narrowing as we continue to pursue productivity, efficiency and scale gains.

Fintech Services Mercado Pago's position continued to strengthen in Q1'24, with monthly active users ("MAUs") reaching 49mn and growth accelerating to 38% YoY from 32% YoY in Q4'23. We are seeing better retention and an increase in the average number of products used on our platform in our more recent cohorts. These higher user and engagement trends are particularly strong in Brazil. These are indications of the strength of our value proposition and our ability to cross-sell, both of which are crucial as we increase principality amongst a growing portion of our user base. Assets under management ("AUM") grew strongly (+90% YoY) in Q1'24. AUM more than doubled YoY in Brazil and Mexico, and grew at 64% YoY in Argentina despite the devaluation of the Argentine Peso. Asset management is a good entry door to our fintech platform, and in Q1'24, users of this product doubled YoY in Argentina and tripled in Mexico. Brazil also showed strong growth, helped by the recent launch of the Conta Turbinada, which offers the highest remuneration in the market (if the user deposits at least R$1,000 in a given month) and contributed to improvements in the NPS of the Mercado Pago account. We are also seeing encouraging results in Insurtech, with more than 11mn active policies and 8.1mn users. We are uniquely positioned to offer credit products to our users profitably as the relationships and data from our ecosystem provide competitive advantages in distribution and underwriting. We had another strong performance in our credit business in Q1'24 with originations growing at 71% YoY and a portfolio of $4.4bn at the end of the quarter, up 46% YoY. Our confidence to pursue a slightly faster pace of growth is explained by robust asset quality indicators, good results from our efforts to explore new use cases amongst existing users of our consumer loans, and solid performance of the most recent cohorts of credit cards in Brazil and Mexico. The Mercado Pago credit card is strategically important as it expands the addressable market of our fintech platform by catering to higher income demographics and driving improvements in frequency and engagement in Fintech and Commerce. In Q1'24 we issued more than 1.5mn new cards in Brazil and Mexico and credit card TPV grew 173% YoY (FX-neutral) as we continue to improve our scoring models and the portfolio's economics. Our credit business continues to be very profitable, and delivered a NIMAL spread of 31.5% in Q1'24. This is up YoY despite a headwind from a larger share of the lower-NIMAL credit card in the portfolio (35% in Q1'24 vs. 22% in Q1'23). Asset quality remained robust with 90+ NPLs decreasing by 80bps from last quarter and 10ppts from a year ago. The increase in the 15-90 day NPL from 8.2% in Q4'23 to 9.3% in Q1'24 is mostly because of the timing of Easter, meaning the quarter ended with four days of holidays, which reduced collection activity. A shift in the mix of risk cohorts - which has been appropriately priced for - also contributed. 2 As we think about our future growth, we will continue to invest in our logistics network as fast and reliable shipping is core to our value proposition and a key competitive advantage. We consider the intensity of these investments to be business as usual (rather than a step-change) to support growth. Our Advertising business had another strong quarter, growing revenues 64% YoY and reaching a penetration of 1.9% of GMV (up 50bps YoY). We saw improvements in all major markets, with Mexico standing out, particularly in cross-border. We continued to deploy initiatives in Q1'24 to drive monetization, such as improved algorithms, better placements and new use cases. At the same time, we continue to attract new users to the platform. Most of our Ads revenue continues to come from Products Ads, and we see a tremendous long-term growth opportunity in Brand and Display Ads, as well as Video Ads as Mercado Play gains traction. We remain optimistic about the long-term contribution of our Advertising business to the monetization of our platform. Argentina had a difficult quarter in Commerce, with FX-neutral GMV growth of 214% YoY, below inflation, and items sold decreasing by 4% YoY. However, our marketplace model is resilient to this type of macro situation, so the business has outperformed wider consumption trends in Argentina. This strengthens our long-term position in the country. Furthermore, our diversification across geographies - with stellar performance in Brazil and Mexico, and improving momentum in Chile (items sold +21% YoY, accelerating for the fourth consecutive quarter) - enabled us to deliver solid consolidated GMV growth of 20% YoY. Q1’24 Results

3 Acquiring We have big ambitions for our Acquiring business across geographies, and we have built solid foundations on which to pursue those ambitions. With more than two decades of experience of processing payments in Latin America, we have built a competitive, cost efficient platform with our proprietary acquiring engine at its core. Our Acquiring business also had a very strong quarter, with TPV growing 26% YoY. Growth was driven by Brazil and Mexico, which offset headwinds from Argentina. In Brazil, with FX-neutral Acquiring TPV growth improving to 31% YoY, we saw a re-acceleration of both online and offline TPV. Mexico delivered another quarter of triple-digit FX-neutral growth in POS, as we continue to execute well in a country where we consider ourselves to be driving the digitalization of payments. We see large market share opportunities in both markets, which we expect to drive future growth. Argentina's performance was resilient despite the tough macro environment, with FX-neutral Acquiring TPV up 318% YoY, growing in real terms. This points to the strong traction that our brand has in Argentina, which is an asset that we continue to leverage. In Brazil we launched our Point Smart 2, a device with significantly longer battery life and faster processing, to continue moving upmarket to serve larger merchants. In the long tail, our device-free Point Tap solution saw a 63% rise in the number of sellers who used it during Q1. In Online Payments, the number of logged payers grew by 35% YoY, resulting in record high Net Promoter Scores from payers in Brazil, Mexico and Argentina. Q1’24 Results Reporting Updates Before turning to the detail of our Q1'24 financial results, we would like to highlight some updates to our reporting. These updates are intended to better reflect the reality of each of our business models and how they operate. The first update is the exclusion of internal Mercado Pago peer-to-peer transfers from our TPV (approximately $7bn in Q1'24), which we believe creates a more relevant metric for investors to track a business that has evolved from a payments wallet into a full fintech services platform. The second update reclassifies Mercado Pago interest income and expense lines from below income from operations to above income from operations. These revenues and costs are operational in nature in a fintech business model, so this update enhances disclosure and makes Mercado Pago's reporting consistent with peers. In Q1'24, this reclassification led to an increase of $99mn in net revenue and $44mn in cost of revenue with a net positive impact of $55mn on gross profit and income from operations. The reclassification has no impact on net income. For comparative purposes, we have recast our 2023 financials in our 10-Q. The final update relates to Mercado Envios, where a change to our terms & conditions shifts our role to "Principal" in a majority of shipping transactions. Shipping revenues in such transactions are booked on a gross basis, with associated expenses booked in cost of revenue (rather than netted against revenue when acting as "Agent"). This had a positive impact of $293mn on net revenue and a negative impact of $308mn on cost of revenue, with a small net negative impact of $15mn on gross profit and income from operations and $10mn on net income. Despite being almost neutral to profitability, there is some dilution to operating and net income margins because of higher net revenue. Given this change follows our existing accounting policies, 2023 financials have not been recast.

4 Q1’24 Results Consolidated Financial Results We started the year with great momentum as net revenue of $4,333mn grew 36% YoY on a reported basis (or 30% if we exclude the reporting updates discussed above). Growth was driven by particularly strong trends in Brazil (+57% YoY; +44% excluding reporting updates) and Mexico (+59% YoY; +55% excluding reporting updates) which more than offset the impact of the devaluation and weak macro trends in Argentina (-22% YoY; -19% excluding reporting updates). Revenue growth was robust in both Commerce (+49% YoY; +31% excluding reporting updates) and Fintech (+22% YoY; +28% excluding reporting updates). Income from operations reached $528mn on a reported basis, growing 26% YoY against Q1'23 figures that have been recast to reflect the reclassification of Mercado Pago interest income and expenses. If we were to exclude the impact of reporting updates from Q1'24 and Q1'23 to help investors compare with the numbers we reported last year, income from operations would have grown 44% YoY to $488mn. YoY growth is lower on a reported basis because the reclassified interest income & expense declined, primarily related to Argentina. Our geographies outside of Argentina delivered excellent results, with YoY income from operations margin expansion of 560bps (as detailed in our Q1'24 investor presentation) on a reported basis. This was due to higher Ads penetration, better profitability in Credits and 1P, and dilution of Sales & Marketing, G&A and Product Development expenses. The Q1'24 consolidated income from operations margin of 12.2% declined by 90bps YoY when compared to Q1'23 recast figures. This includes the following headwinds from reporting updates: a) 120bps from the increase in shipping revenue booked on a gross basis; and b) 90bps due to the YoY decline in reclassified Mercado Pago interest income & expenses. So on an underlying basis - which excludes reporting updates and compares with figures disclosed last year - the margin would have improved by 120bps YoY (as detailed in our Q1'24 investor presentation). This 120bps margin improvement is a combination of a 620bps margin gain from the strong performance of geographies outside Argentina, which more than offsets the 500bps compression from Argentina. This strong performance more than offset the following headwinds on the consolidated P&L: a) investments in shipping, b) credit provisions; and c) Argentina's performance in Q1'24. As expected, logistics cost pressures from peak season in Q4'23 subsided in Q1'24, so net shipping costs fell by approximately $90mn QoQ. This is an improvement of 20bps as a percentage of GMV, which would have been 50bps without incremental pressure from Argentina. Fulfillment and free shipping are key components of our value proposition and investments in these areas led to a 60bps YoY increase in net shipping costs as a percentage of GMV in Q1'24. The successful adoption of MELI+ resulted in higher free shipping penetration (+6ppts YoY) and accounted for 20bps of this overall cost increase. Our investments in fulfillment, whose penetration surpassed 50% in Q1'24, accounted for the other 40bps. Cost pressures have been mitigated by last year's Flat Fee increase and progress on improving productivity. We have a solid track record of mitigating shipping cost increases since 2018, despite major investments in service levels. The growth of our credit business also put some pressure on margins as provisions for doubtful accounts increased by 70bps as a percentage of sales in Q1'24 on a reported basis (120bps excluding the impact of reporting updates). Part of this increase relates to mix, with Argentina - where provisions are lowest - losing share in our revenue because of the devaluation of the Argentine Peso. The remainder was the natural consequence of the faster pace of sequential growth in Q1'24 compared to a year ago, given that we provision 100% of expected losses at the moment of origination, with revenue recognized over the lifetime of the loan.

Q1'24 Results

The table below - which we have disclosed since Q2'23 to help investors understand the financials exposed to a devaluation - highlights the operating deleverage in Argentina, with a 68% YoY decline in reported income from operations in Argentine Pesos. This was due to the devaluation of the Argentine Peso, GMV growth below inflation and significantly higher costs in shipping, amongst other pressures. The remainder of the business delivered an outstanding performance, with 136% YoY growth in income from operations. The share of Argentina in our total income from operations has fallen to less than 15% from more than 50% a year ago.

US dollars (millions); three months to March 31, 2024	**Total MercadoLibre**	**ARS denominated**	**Other currencies**
Net revenues and financial income	4,333	615	3,718
Cost of net revenue and financial expenses, and operating expenses	(3,805)	(544)	(3,261)
Income from operations	**528**	**71**	**457**
-- YoY growth	26 %	(68)%	136 %
Income from operations margin	12.2 %	11.5 %	12.3 %
-- YoY variation	0.9ppts	(17.0)ppts	4.2ppts

We think net income provides investors with the clearest view of the business' underlying profitability trends, given the impact of the devaluation of the Argentine Peso. Net income grew 71% YoY to $344mn in Q1'24 with a margin of 7.9%, or 9.0% excluding reporting updates. As such, our net income margin has risen by 500bps over the last two years on revenue that has almost doubled. This is primarily due to strong growth and profitability gains in Brazil and Mexico, which is a result of the combination of growth, scale and operational efficiency that drove operating leverage in Q1'24. Whilst the devaluation of the Argentine Peso negatively impacts income from operations, it also reduces FX losses as the distortions created by the country's dual FX rate regime begin to normalize. FX losses fell to $34mn in Q1'24 (of which $21mn relate to cash repatriation) from $107mn in Q4'23 and $87mn in Q1'23. Our net income therefore grew at a faster pace than income from operations, underlining the resilience and excellent performance of the business.

Capex investments totaled $148mn in Q1'24, similar to previous quarters, as we continue to steadily invest in our logistics network. Debt ratios have improved on the back of our strong results and cash flow over the last 12 months, with net debt to adjusted EBITDA falling to 0.5x in Q1'24 from 1.25x a year ago.

Looking Ahead

As we kick off our 25th anniversary year, Mercado Libre is in great shape. Over the last two and a half decades, we have built a profitable business with solid foundations and leadership positions across Latin America. This puts us in a position of considerable strength in a region that offers immense opportunities for growth. In Commerce, we still see plenty of opportunity for more buyers, more frequency and more retail to shift online; in Fintech, we see substantial demand for better and simpler financial services, as well as the trend of digitalization of cash. By investing in technology and driving innovation as we look forward to our next 25 years, Mercado Libre intends to continue to be at the forefront of efforts to capture those secular growth opportunities. We are optimistic about MercadoLibre's growth potential and its long-term profitability. After all, we believe **the best is yet to come.**

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Q1'24 Results

The following table summarizes certain key performance metrics for the three-month periods ended March 31, 2024 and 2023.

	Three Months Ended March 31,	
(IN MILLIONS, except %) (*)	2024	2023
Fintech monthly active users	49	36
Unique active buyers	53	46
Gross merchandise volume	$ 11,365	$ 9,434
Number of items sold	385	309
Number of items shipped	379	302
Total payment volume (**)	$ 40,727	$ 30,270
Acquiring total payment volume	$ 30,579	$ 24,256
Total payment transactions (**)	2,418	1,555
NIMAL	31.5 %	30.6 %
Capital expenditures	$ 148	$ 89
Depreciation and amortization	$ 154	$ 126

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.
(**) As of January 1, 2024, we no longer include peer-to-peer transactions neither in our TPV nor in our TPN, in accordance with the metrics and underlying criteria used by our Mercado Pago team, which Management then employs to make strategic decisions. Consequently, total payment volume and transactions for the three-month period ended March 31, 2023, has been recast to exclude peer-to-peer transactions

Year-over-year USD Growth Rates by Quarter

Consolidated net revenues and financial income (1)	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
Brazil	29 %	25 %	40 %	44 %	57 %
Argentina	50 %	42 %	32 %	32 %	(22) %
Mexico	67 %	67 %	68 %	51 %	59 %
Commerce	31 %	38 %	45 %	48 %	49 %
Fintech	51 %	34 %	40 %	34 %	22 %
Total Meli	40 %	36 %	43 %	42 %	36 %

Gross merchandise volume	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
Brazil	29 %	24 %	38 %	43 %	36 %
Argentina	15 %	12 %	8 %	37 %	(28) %
Mexico	41 %	52 %	59 %	47 %	43 %
Total Meli	23 %	23 %	32 %	40 %	20 %

Total payment volume	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
TPV Total	42 %	40 %	47 %	53 %	35 %
TPV Acquiring	39 %	34 %	38 %	42 %	26 %

(1) 2023 figures have been recast including the reclassification of Mercado Pago interest income & expenses, as described in more detail in our 10-Q.

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Q1'24 Results

Year-over-year Local Currency Growth Rates by Quarter

Consolidated net revenues and financial income [(1)]	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
Brazil	29 %	25 %	30 %	36 %	50 %
Argentina	170 %	180 %	202 %	242 %	239 %
Mexico	52 %	47 %	42 %	35 %	45 %
Commerce	54 %	65 %	76 %	91 %	113 %
Fintech	89 %	73 %	83 %	86 %	74 %
Total Meli	65 %	64 %	75 %	85 %	94 %

Gross merchandise volume	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
Brazil	28 %	25 %	28 %	35 %	30 %
Argentina	107 %	119 %	147 %	235 %	214 %
Mexico	28 %	34 %	34 %	30 %	30 %
Total Meli	43 %	47 %	59 %	79 %	71 %

Total payment volume	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
TPV Total	67 %	70 %	69 %	84 %	86 %
TPV Acquiring	63 %	63 %	60 %	75 %	80 %

(1) 2023 figures have been recast including the reclassification of Mercado Pago interest income & expenses, as described in more detail in our 10-Q.

Conference Call and Webcast

The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on May 2nd, 2024, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://edge.media-server.com/mmc/p/5r23k2ii and register at the platform to attend the live event.

Also, to participate in our conference call, investors, analysts and the market in general may access the following link at https://register.vevent.com/register/BI5f924867a7d84bfa83782c3ec4e97aed to be provided with the dial-in number and personal pin code to join the conference call and to be able to pose questions.

Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

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8 ▪ Fintech monthly active users (MAU) – defined as Fintech payers and/or collectors as of March 31, 2024, that, during the last month of the reporting period, performed at least one of the following actions during such month: 1) made a debit or credit card payment, 2) made a QR code payment, 3) made an off- platform online payment using our checkout or link of payment solutions while logged in to our Mercado Pago fintech platform, 4) made an investment or employed any of our savings solutions, 5) purchased an insurance policy, 6) took out a loan through our Mercado Credito solution, or 7) received the payment from a sale or transaction either on or off marketplace. ▪ Unique active buyers – defined as users that have performed at least one purchase on the Mercado Libre Marketplace during the reported period. ▪ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2023 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ▪ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. ▪ Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago, excluding peer-to-peer transactions. ▪ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions, excluding peer-to-peer transactions. • Acquiring total payment volume – Measure of the total U.S. dollar sum of all transactions settled using our Mercado Pago and its payment processing and settling services in marketplace and non-marketplace transactions and consist of the following transactions volume: 1) point of sale payment volume, 2) commerce payment volume through our Mercado Libre Marketplace, 3) online payment volume through our checkout or link payment solution for merchants, and 4) QR code payment volume. ▪ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ▪ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services. ▪ Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits, interest earned on cash and investments as part of Mercado Pago activities net of interest gains passed through to our Brazilian users in connection with our asset management product, and sale of MPOS. ▪ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. ▪ Items shipped – Measure of the number of items that were shipped through our shipping service. ▪ G&A - General and administrative expenses. ▪ Local Currency Growth Rates – Refer to FX Neutral definition. ▪ Net income margin – Defined as net income as a percentage of net revenues. ▪ Operating margin – Defined as income from operations as a percentage of net revenues. ▪ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues and the expenses associated with provisions for doubtful accounts and funding costs, and usually expressed as a percentage of the average portfolio for the period. ▪ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on- time. Q1’24 Results Definition of Selected Metrics

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/ Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0 This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding MercadoLibre Inc.’s possible or assumed future results of operations; expectations, objectives and progress against strategic priorities; initiatives and strategies related to our products and services; business and market outlook, opportunities, strategies and trends; financing plans; competitive position; impacts of foreign exchange; the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; customer demand and market expansion; our planned product and services releases and capabilities; industry growth rates; future stock repurchases; our expected tax rate and tax strategies; and the effects of future regulation and competition. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements convey MercadoLibre, Inc.’s current assumptions, expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Additional information on the potential risks, uncertainties and factors that could affect MercadoLibre, Inc.’s results is included in filings we make with the Securities and Exchange Commission ("SEC") from time to time, including in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2023 and in any of MercadoLibre, Inc.’s other applicable filings with the SEC. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in MercadoLibre, Inc.’s most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. MercadoLibre, Inc.’s financial results for its first quarter of 2024 are not necessarily indicative of MercadoLibre Inc.’s operating results for any future periods. The information provided herein is as of May 2, 2024. Unless required by law, MercadoLibre, Inc. undertakes no obligation to, and does not intend to, publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. 9 Q1’24 Results About Mercado Libre Forward-Looking Statements

MercadoLibre, Inc. Interim Condensed Consolidated Balance Sheets as of March 31, 2024 and December 31, 2023 (In millions of U.S. dollars, except par value) (Unaudited) 10 March 31, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 2,579 $ 2,556 Restricted cash and cash equivalents 1,239 1,292 Short-term investments 3,671 3,480 Accounts receivable, net 170 156 Credit card receivables and other means of payments, net 3,962 3,632 Loans receivable, net of allowances of $1,197 and $1,042 3,119 2,629 Inventories 223 238 Customer crypto-assets safeguarding assets 71 34 Other assets 471 277 Total current assets 15,505 14,294 Non-current assets: Long-term investments 249 162 Loans receivable, net of allowances of $46 and $42 86 65 Property and equipment, net 1,260 1,250 Operating lease right-of-use assets 872 899 Goodwill 158 163 Intangible assets, net 12 11 Intangible assets at fair value 40 24 Deferred tax assets 810 710 Other assets 70 68 Total non-current assets 3,557 3,352 Total assets $ 19,062 $ 17,646 Liabilities Current liabilities: Accounts payable and accrued expenses $ 2,203 $ 2,117 Funds payable to customers 5,059 4,475 Amounts payable due to credit and debit card transactions 1,329 1,072 Salaries and social security payable 531 545 Taxes payable 500 477 Loans payable and other financial liabilities 2,246 2,292 Operating lease liabilities 163 166 Customer crypto-assets safeguarding liabilities 71 34 Other liabilities 154 119 Total current liabilities 12,256 11,297 Non-current liabilities: Amounts payable due to credit and debit card transactions 23 20 Loans payable and other financial liabilities 2,224 2,203 Operating lease liabilities 653 672 Deferred tax liabilities 226 183 Other liabilities 290 200 Total non-current liabilities 3,416 3,278 Total liabilities $ 15,672 $ 14,575 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,697,442 shares issued and outstanding $ — $ — Additional paid-in capital 1,770 1,770 Treasury stock (310) (310) Retained earnings 2,245 1,901 Accumulated other comprehensive loss (315) (290) Total equity 3,390 3,071 Total liabilities and equity $ 19,062 $ 17,646 Q1’24 Results

MercadoLibre, Inc. Interim Condensed Consolidated Statements of Income For the three-month periods ended March 31, 2024 and 2023 (In millions of U.S. dollars, except for share data) (Unaudited)͏ Three Months Ended March 31, 2024 2023 (1) Net service revenues and financial income $ 3,955 $ 2,912 Net product revenues 378 274 Net revenues and financial income 4,333 3,186 Cost of net revenues and financial expenses (2,309) (1,572) Gross profit 2,024 1,614 Operating expenses: Product and technology development (458) (381) Sales and marketing (478) (383) Provision for doubtful accounts (374) (252) General and administrative (186) (180) Total operating expenses (1,496) (1,196) Income from operations 528 418 Other income (expenses): Interest income and other financial gains 25 23 Interest expense and other financial losses (38) (34) Foreign currency losses, net (34) (87) Net income before income tax expense and equity in earnings of unconsolidated entity 481 320 Income tax expense (137) (122) Equity in earnings of unconsolidated entity — 3 Net income $ 344 $ 201 Three Months Ended March 31, 2024 2023 Basic earning per share Basic net income available to shareholders per common share $ 6.78 $ 4.01 Weighted average of outstanding common shares 50,697,442 50,245,073 Diluted earning per share Diluted net income available to shareholders per common share $ 6.78 $ 3.97 Weighted average of outstanding common shares 50,697,442 51,235,341 11 Q1’24 Results (1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our unaudited interim condensed consolidated financial statements in our upcoming quarterly report on Form 10-Q for the quarter ended March 31st, 2024

MercadoLibre, Inc. Interim Condensed Consolidated Statements of Cash Flows For the three-month periods ended March 31, 2024 and 2023 (In millions of U.S. dollars) (Unaudited) 12 Three Months Ended March 31, 2024 2023 Cash flows from operations: Net income $ 344 $ 201 Adjustments to reconcile net income to net cash provided by operating activities: Equity in earnings of unconsolidated entity — (3) Unrealized foreign currency losses, net 9 117 Depreciation and amortization 154 126 Accrued interest income (83) (72) Non cash interest expense and amortization of debt issuance costs and other charges 48 52 Provision for doubtful accounts 374 252 Results on derivative instruments 1 11 Long term retention program (“LTRP”) accrued compensation 68 47 Results on digital assets at fair value (16) — Deferred income taxes (65) 8 Changes in assets and liabilities: Accounts receivable (22) (12) Credit card receivables and other means of payments (403) 165 Inventories 11 (39) Other assets (202) (16) Payables and accrued expenses 81 107 Funds payable to customers 727 (242) Amounts payable due to credit and debit card transactions 292 63 Other liabilities 109 39 Interest received from investments 85 55 Net cash provided by operating activities 1,512 859 Cash flows from investing activities: Purchases of investments (4,095) (5,124) Proceeds from sale and maturity of investments 3,728 5,104 Payments from settlements of derivative instruments (5) (8) Purchases of intangibles assets (2) — Changes in loans receivable, net (946) (421) Investments of property and equipment (146) (89) Net cash used in investing activities (1,466) (538) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 3,519 5,977 Payments on loans payable and other financing liabilities (3,506) (6,022) Payments of finance lease liabilities (13) (6) Common Stock repurchased — (61) Net cash used in financing activities — (112) Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents (76) (48) Net (decrease) increase in cash, cash equivalents, restricted cash and cash equivalents (30) 161 Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period 3,848 3,363 Cash, cash equivalents, restricted cash and cash equivalents, end of the period $ 3,818 $ 3,524 Q1’24 Results

Q1'24 Results

MercadoLibre, Inc.
Financial results of reporting segments

	Three Months Ended March 31, 2024				
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)				
Net revenues and financial income	$ 2,571	$ 615	$ 971	$ 176	$ 4,333
Direct costs	(2,010)	(391)	(747)	(155)	(3,303)
Direct contribution	**561**	**224**	**224**	**21**	**1,030**
Operating expenses and indirect costs of net revenues and financial expenses					(502)
Income from operations					**528**
Other income (expenses):					
Interest income and other financial gains					25
Interest expense and other financial losses					(38)
Foreign currency losses, net					(34)
Net income before income tax expense and equity in earnings of unconsolidated entity					**$ 481**

	Three Months Ended March 31, 2023 (1)				
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)				
Net revenues and financial income	$ 1,639	$ 787	$ 610	$ 150	$ 3,186
Direct costs	(1,318)	(419)	(464)	(137)	(2,338)
Direct contribution	**321**	**368**	**146**	**13**	**848**
Operating expenses and indirect costs of net revenues and financial expenses					(430)
Income from operations					**418**
Other income (expenses):					
Interest income and other financial gains					23
Interest expense and other financial losses					(34)
Foreign currency losses, net					(87)
Net income before income tax expense and equity in earnings of unconsolidated entity					**$ 320**

(1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our unaudited interim condensed consolidated financial statements in our upcoming quarterly report on Form 10-Q for the quarter ended March 31st, 2024

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To supplement our unaudited interim condensed consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense, depreciation and amortization and equity in earnings of unconsolidated entity (“Adjusted EBITDA”), net debt and foreign exchange (“FX”) neutral measures as non-GAAP measures. Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non- GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense and equity in earnings of an unconsolidated entity. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the period indicated: 14 Three Months Ended March 31, 2024 2023 (In millions) Net income $ 344 $ 201 Adjustments: Depreciation and amortization 154 126 Interest income and other financial gains (25) (23) Interest expense and other financial losses 38 34 Foreign currency losses, net 34 87 Income tax expense 137 122 Equity in earnings of unconsolidated entity — (3) Adjusted EBITDA $ 682 $ 544 Q1’24 Results Non-GAAP Measures of Financial Performance

Net debt We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents, short-term investments and long-term investments, excluding time deposits and foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company’s balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company’s indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures. The following table presents a reconciliation of net debt for each of the periods indicated: (1) Excludes time deposits and foreign government debt securities restricted and held in guarantee. (2) Excludes investments held in VIEs as a consequence of securitization transactions and equity securities held at cost. 15 March 31, 2024 December 31, 2023 (In millions) Current Loans payable and other financial liabilities $ 2,246 $ 2,292 Non-current Loans payable and other financial liabilities 2,224 2,203 Current Operating lease liabilities 163 166 Non-current Operating lease liabilities 653 672 Total debt 5,286 5,333 Less: Cash and cash equivalents 2,579 2,556 Short-term investments (1) 1,173 1,191 Long-term investments (2) 167 81 Net debt $ 1,367 $ 1,505 Q1’24 Results

Q1'24 Results

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2023 and applying them to the corresponding months in 2024, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended March 31, 2024:

	Three-Months ended March 31,					
	As reported	As recast (1)	Percentage Change	FX Neutral Measures	As recast (1)	Percentage Change
(Unaudited)	2024	2023		2024	2023	
	(In millions, except percentages)			(In millions, except percentages)		
Net revenues and financial income	$ 4,333	$ 3,186	36.0%	$ 6,188	$ 3,186	94.2%
Cost of net revenues and financial expenses	(2,309)	(1,572)	46.9%	(3,105)	(1,572)	97.5%
Gross profit	**2,024**	**1,614**	**25.4%**	**3,083**	**1,614**	**91.0%**
Operating expenses	(1,496)	(1,196)	25.1%	(2,453)	(1,196)	105.1%
Income from operations	**$ 528**	**$ 418**	**26.3%**	**$ 630**	**$ 418**	**50.7%**

(1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our unaudited interim condensed consolidated financial statements in our upcoming quarterly report on Form 10-Q for the quarter ended March 31st, 2024.

> CONTACT:
MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com

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